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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) on Form S-8 dated August 15, 2001 pertaining to the Stock Option Plan I, the Nonqualified Stock Option Plan, the Non-Employee Director Stock Option Plan and Employee Stock Purchase Plan of Healthcare.com Corporation of our report dated June 22, 2001, with respect to the financial statements of Confer Software, Inc. included in the Current Report (Form 8-K/A) filed by XCare.net, Inc. with the Securities and Exchange Commission on July 31, 2001.


                             /s/ Ernst & Young, LLP
Denver, Colorado
August 14, 2001